SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to section 13 or 15 (d) of the Securities Exchange Act

     ----------------------------------------------------------------------

                                December 31, 1999
                                 Date of Report
                        (Date of Earliest Event Reported)


                               Americom USA, Inc.
                    (Exact Name as Specified in its Charter)


           Delaware                   0-023769                  52-2068322
         ---------------           -------------           --------------------
         (State or other            (Commission            (I.R.S. Employer
         jurisdiction of            File Number)           Identification No.)
         incorporation)


                                1303 Grand Avenue
                       Arroyo Grande, California, CA 93420
                    (Address of principal executive offices)


                                  805/542-6700
                          Registrant's telephone number




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ITEM 2. Acquisition or Disposition of Assets

On September 27, 1999 AmeriComUSA, Inc. (`the Company') entered into a Merger and Recapitalization Agreement and Plan of Reorganization with digiCities, Inc. (the "Agreement"). The Agreement provides for the Company to acquire all of digiCities' issued and outstanding common stock in exchange for 3,500,000 shares of AmeriCom USA's Class A Common Stock. In addition, AmeriCom USA allocated Options to purchase 1,500,000 shares of this Class A Common Stock to digiCities' employees, pursuant to the AmeriCom USA's Employee Stock Option Plan.

A Merger Permit Application was filed with the California Department of Corporations ("DOC") on October 15, 1999 and a Fairness Hearing was requested before the DOC in conjunction with this Permit Application. On December 21, 1999 a Fairness Hearing was held before the California DOC and as a result, the terms of the merger were found to be fair and the requested Merger Permit was issued. Immediately after the Fairness Hearing, shareholder approval was sought by both the Company and digiCities which approval was achieved. The merger transaction closed on December 31, 1999 and became effective at 12:01 a.m. January 1, 2000. Pursuant to the Merger Agreement, as of the effective time of the merger, digiCities was merged into the Company with digiCities being the disappearing corporation and the Company being the surviving corporation. As of January 1, 2000, the Company assumed all assets, liabilities and the business of digiCities.

ITEM 5.  Other Events

The Agreement referred to in Item 2 above also provided for the Company's authorized capital stock to be increased to 120,000,000 shares of which 99,000,000 shares are designated as Class A Common Stock, $0.0001 par value; 1,000,000 shares designated as Class B Common Stock, $0.0001 par value; and 20,000,000 shares designated as Preferred Stock, $0.0001 par value. The Class A Common Stock has all of the rights, preferences and privileges granted to common stock under the General Delaware Corporation Law, while the Class B Common Stock and Preferred Stock will have such rights, preferences and privileges and shall be issued in such numbers as the Company's Board of Directors may determine from time to time.

The Agreement provided for a recapitalization of the Company whereby the outstanding AmeriCom common stock was exchanged for AmeriCom Class A Common Stock. The Permit received from the California DOC included the exchange of 38,099,235 shares of the Company's outstanding common stock for shares of newly authorized Class A Common Stock on a one-for-one basis.

As a result of the Company's recapitalization, the Company currently has only Class A Common Stock outstanding.

ITEM 7.  Financial Statements and Exhibits

EXHIBITS

1) Merger and Recapitalization Agreement and Plan of Reorganization with digiCities, Incorporated dated September 27, 1999.*

2) Proforma, condensed, consolidated financial statements for AmeriComUSA, Inc. and digiCities, Inc. as of June 30, 1999 (unaudited). **

3)   Financial Statements of the combined entity. ***
---------------------------

*    Previously filed with Form 8-K dated September 27, 1999.
**   Previously filed with Form 8-K/A dated September 27, 1999.
***  To be filed within 60 days of the date of this report.

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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               AMERICOM USA, INC.

                                               By: /s/ ROBERT M. CEZAR
                                                       ------------------------
                                                       Robert M. Cezar
                                                       Chief Executive Officer

                                                       Dated: January 14, 2000